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                                                                    EXHIBIT 99.2

INDEPENDENT AUDITORS' REPORT
The Board of Directors and Stockholders
Delchamps, Inc.:

We have audited the accompanying consolidated balance sheets of Delchamps, Inc. and subsidiary as of June 28, 1997 and June 29, 1996, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended June 28, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure of the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Delchamps, Inc. and subsidiary at June 28, 1997 and June 29, 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended June 28, 1997, in conformity with generally accepted accounting principles.

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                                                             /s/ KPMG Peat Marwick, L.L.P.
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                                                              KPMG Peat Marwick, L.L.P.
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August 8, 1997
Atlanta, Georgia